EXHIBIT 23.2

MORAN & OZBIRN, P.C.
Attorneys At Law

NorthPark Central, Suite 1040
8750 North Central Expressway
Dallas, Texas 75231
(214) 739-1591
Fax (214) 739-1594

Michael J. Moran (214) 739-1592 michael@moranozbirn.com	David W. Ozbirn (214) 739-1593 david@moranozbirn.com

CONSENT

We hereby consent to the reference to our firm under the headings “Material United States Federal Tax Consequences” and “Legal Matters” in the Registration Statement on Form S-4 to be filed by Luna Gold Corp. (the “Company”) with the Securities and Exchange Commission in connection with the continuation of the Company from Wyoming to Canada pursuant to the Canada Business Corporations Act.

/s/ Moran & Ozbirn, P.C.

MORAN & OZBIRN, P.C.
Dallas, Texas

July 8, 2005